                                                                   EXHIBIT 10.1

                            WESTFIELD AMERICA, INC.

                          DIVIDEND REINVESTMENT PLAN

PURPOSE OF THE PLAN

  The purpose of the Dividend Reinvestment Plan (the "Plan") of Westfield America, Inc. (the "Company") is to provide existing holders (the "Shareholders") of the Company's outstanding common stock par value $.01 (the "Common Shares"), holders ("Preferred Shareholders") of the Company's outstanding preferred shares par value $1.00 (the "Preferred Shares") and holders ("Unitholders") of outstanding Investor Unit Rights ("Units") of Westfield America Limited Partnership (the "Operating Partnership") with a convenient and economical method to purchase new Common Shares with reinvested cash distributions. The Plan provides the Company with a means of raising additional capital for investment in the Operating Partnership and its operations on an economical basis.

ADMINISTRATION

  The Plan will be administered by American Stock Trust & Transfer Co. (the "Agent"). An investor who participates in any feature of the Plan is hereinafter referred to as a "Participant." The Agent keeps records, sends statements of account to each Participant, provides safekeeping for the Common Shares enrolled in the Plan and performs other duties relating to the Plan.

  The Agent will establish an account under the Plan for each Participant ("Participant's Account"). The Agent will credit to the Participant's Account cash received by the Agent on behalf of the Participant from cash distributions paid on the Common Shares, Preferred Shares or the Units, including those full and fractional Common Shares (computed to three decimal places) acquired under the Plan. The Company and Operating Partnership will pay to the Agent all cash distributions payable with respect to Common Shares, Preferred Shares and Units, as applicable, owned by the Participants, including whole and fractional Common Shares previously acquired under the Plan. The Agent will apply such funds toward the purchase of additional Common Shares for the Participant's Account either directly from the Company or in the open market or in privately negotiated transactions, as instructed by the Company.

  As soon as practicable after the purchases of Common Shares have been completed, the Agent will send each Participant a statement of account ("Account Statement"). The Account Statement will confirm the transaction and itemize any previous investment activity on behalf of the Participant for the calendar year. Each Participant, by participating in the Plan, agrees to notify the Agent promptly in writing of any change of address. ACCOUNT STATEMENTS SHOULD BE RETAINED BY THE PARTICIPANT FOR HIS OR HER OWN RECORDS.

  The Company may, in its sole discretion, terminate the Agent's Services at any time; however, if the Plan is in effect, the Company must immediately engage a plan administrator to replace the Agent. In addition, the Agent may, at any time, resign as administrator of the Plan, in which case the Company will appoint a successor administrator.

PARTICIPATION

  Participation in the Plan is open to any person or entity that is a Shareholder, Preferred Shareholder or Unitholder to the extent provided for by the Company (collectively, "Eligible Holders"), and who fulfills the requirements for participation described below under "Participation Enrollment." A Shareholder who owns Common Shares in their own name is referred to herein as a "Shareholder of Record." A Shareholder of Record may participate directly in the Plan. A Shareholder who beneficially owns Common Shares that are registered in a name other than such Shareholder's name (for example, where shares are held in the name of a broker, bank or other nominee) is referred to herein as a "Beneficial Owner." A Beneficial Owner may participate in the Plan by either (i) becoming a Shareholder of Record by having one or more shares transferred into its own name, or (ii) coordinating their participation with their broker, bank or other nominee who is the record holder to participate on their behalf. The Company in its sole and absolute discretion refuse to permit a broker, bank nominee or other record holder to participate in the Plan.

PARTICIPATION ENROLLMENT

  Eligible Holders will enroll in the Plan by filling out and executing an enrollment form (the "Enrollment Form"). Pursuant to the Enrollment Form, the Agent shall act as agent for the Participant. The Company and Operating Partnership shall pay to the Agent such Participant's cash distributions on all or a specified number of Common Shares, Preferred Shares and Units owned by the Participant ("Participating Securities"), as well as on all whole and fractional Common Shares credited to a Participant's Account ("Plan Shares"). Also pursuant to the Enrollment Form, the Agent shall purchase on the Distribution Reinvestment Date additional Common Shares with such distributions on Participating Securities as described by the Participant in the Enrollment Form. Additionally, the Agent shall reinvest automatically all subsequent distributions on Plan Shares. Distributions will continue to be reinvested as directed by the Participant in accordance with the Enrollment Form until the Participant specifies otherwise by contacting the Agent withdraws Participating Securities and or Plan Shares from the Plan, or the Plan is suspended, terminated or amended.

  The Enrollment Form shall allow Participants to purchase Common Shares through either of the following reinvestment options:

  Full Distribution Reinvestment. The Agent will apply cash distributions on all of the Common Shares, Preferred Shares and Units then or subsequently registered in the Plan under the Participant's name, and all cash distributions on Plan Shares, toward the purchase of additional Common Shares.

  Partial Distribution Reinvestment. The Agent will apply cash distributions on Common Shares, Preferred Shares and Units then registered in the Plan under the Participant's name and specified for reinvestment of distributions on the Enrollment Form, and all cash distributions on Plan Shares, toward the purchase of additional Common Shares, and will forward any remaining distributions to the Participant in the form of cash.

  A Participant choosing to receive cash payments of distributions on Plan Shares rather than to reinvest such distributions must withdraw those Plan Shares from the Plan by written notification to the Agent. Participants may change their investment options at any time by requesting a new Enrollment Form and returning it to the Agent.

  Participation in the Plan will begin upon receipt of a properly completed Enrollment Form. The Enrollment Form must be received by the Agent by the "Submission Deadline" which is at least one (1) day ("Trading Day") during which there is trading on the New York Stock Exchange ("NYSE") prior to the record date established for a particular distribution (the "Record Date") in order for an Eligible Holder to be eligible for reinvestment of such distributions under the Plan for that related distribution. The Company may waive the Submission Deadline and allow participation with respect to any particular late Enrollment Form. If an Enrollment Form is received by the Agent after the Submission Deadline and the Company does not waive the Submission Deadline, reinvestment will begin on the Distribution Reinvestment Date following the next Record Date. Any election or change of election concerning the reinvestment of the distributions must be received by the Agent by the relevant Submission Deadline, subject to the Company's right to waive the Submission Deadline, in order for the election or change to become effective with that distribution.

PURCHASE OF AND PRICE OF SHARES

  The Agent will apply cash credited to the Participant's Account to the purchase of Common Shares or fractions thereof and will credit the number of Common Shares so purchased to the Participant's Account. The

Agent will apply such funds toward the purchase of Common Shares for the Participant's Account directly from the Company, or at the Company's instruction in the open market or privately negotiated transactions.

  With respect to each Participant that is subject to federal tax withholding, the amount of any distribution forwarded from the Company to the Agent for reinvestment or payment in cash will be reduced by the tax required to be deducted or withheld by the Company in respect of the distribution received, or considered to be received, by such Participant.

  The price of Common Shares purchased by the Agent directly from the Company under the Plan will be the average, calculated to four decimal places, of the closing price of the Common Shares on the NYSE for the five Trading Days prior to the relevant Distribution Payment Date discounted by the "Discount Rate." The Discount Rate will range from 0% to 5% as determined by the Company no later than three Trading Days prior to the relevant Distribution Payment Date. The Discount Rate is subject to change, or complete discontinuance at any time at the Company's discretion, without prior notice to Participants. The Discount Rate will only be in effect for purchases of Common Shares directly from the Company; if the Company elects to have the Agent purchase the Common Stock in the open market or in privately negotiated transactions, the Discount Rate will not be applied to such purchases for the Participant's Account.

  Under no circumstances will the price of Common Shares purchased from the Company pursuant to the Plan be at a price less than 95% of the closing price of the Common Shares on the NYSE on the Distribution Payment Date (the "Minimum Purchase Price"). If the methods by which the Agent calculates the purchase price for any Common Shares to be purchased pursuant to the Plan would result in a price lower than the Minimum Purchase Price, the purchase price for those shares shall be the Minimum Purchase Price.

  The Company may change its determination that the Agent will purchase Common Shares directly from the Company and instead determine that the Agent will purchase Common Shares in the open market or in negotiated transactions, without prior notice to Participants. The price of Common Shares purchased in the open market or in negotiated transactions with third parties with reinvested cash distributions will be the weighted-average cost, including any brokerage fees, for all Common Shares purchased under the Plan in connection with the relevant Distribution Payment Date.

  The Distribution Reinvestment Date will be on the Distribution Payment Date if the Agent purchases Common Shares directly from the Company. If the Agent purchases Common Shares in the open market or from a third party, the Distribution Reinvestment Date will be within thirty (30) days after the Distribution Payment Date except where reinvestment of such funds at a later date is necessary or advisable under applicable securities laws or regulations. If a Participant's distributions cannot be reinvested within (30) days after the Distribution Payment Date, they will be paid to the Participant in cash, without any interest, rather than being reinvested. In making purchases for a Participant's Account, the Agent may commingle the Participants' funds with those of other Participants.

LIMITATIONS ON REINVESTMENT OF DIVIDENDS THROUGH THE PLAN

  Notwithstanding anything else contained herein, any purchase of Common Shares through reinvestment pursuant to this Plan that would result in a violation of any of the limitations on ownership of the Company's capital stock, designed to preserve the Company's status as a Real Estate Investment Trust ("REIT") under the Code shall be void or otherwise dealt with in accordance with such limitations on ownership. The limitations on ownership are specified in the Company's Third Amended and Restated Articles of Incorporation and are hereby incorporated as though expressly stated herein.

VOTING OF SHARES HELD UNDER THE PLAN

  Each Participant will be able to vote all Common Shares (including fractional shares) credited to the Participant's Account. The Agent will not vote Common Shares that it holds in a Participant's Account except as directed by the Participant. All Common Shares in the Participant's Account will be added to the Common Shares registered in the Participant's name on the stockholder records of the Company, if any, and the Participant will receive one proxy for all such Common Shares which proxy will be voted as the Participant directs or the Participant may vote all Common Shares in person at the Shareholders' meeting.

CERTIFICATES

  Common Shares purchased under the Plan will be registered in the name of a nominee and shown on each Participant's Account Statement. A Participant may request a certificate for any of the whole Common Shares which have accumulated in such Participant's Account by writing a letter of instruction to the Agent. Each certificate issued will be registered in the name or names in which the account is maintained, unless otherwise instructed in writing. If the certificate is to be issued in a name other than the name on the Participant's Account, the Participant or Participants must have his or her signature(s) guaranteed by a commercial bank or a broker that is a member of the medallion signature guarantee program. Certificates for fractional Common Shares will not be issued in any case. Distributions will continue to be paid on the cumulative holdings of both whole and fractional Common Shares remaining in the Participant's Account and will automatically be reinvested until such time as the Common Shares are sold or otherwise transferred or until the Participant terminates participation in the Plan. A book-to-book transfer involves transferring shares from an existing Participant's Account in the Plan to a new Participant's Account. Book-to-book transfers will be permitted if all proper transfer requirements are satisfied. All shares in that new Participant's Account will be coded for reinvestment unless the Agent is notified otherwise.

  Participants may deposit currently held certificates representing Common Shares registered in their names with the Agent for credit under the Plan. There will be no charge for such deposits.

  Common Shares credited to a Participant's Account may not be pledged or assigned, and any attempted pledge or assignment is void. A Participant who wishes to pledge or assign Common Shares credited to the Participant's Account must first withdraw such Common Shares from such Participant's Account.

SALE OF COMMON SHARES IN A PLAN ACCOUNT

  Within seven days after receipt of a Participant's written request to sell all or some of the Common Shares held in a plan account, the Agent will place a sell order through a broker or dealer designated by the Agent. Fractional shares may only be sold upon the termination of a Participant's Plan Account. The Participant will receive the proceeds of the sale, less any trading fees, withholding tax, transfer tax or other fees incurred by the Agent, and a ten dollar service charge allocable to the sale of those shares. The Agent will have sole and absolute discretion to direct the exact date and price at which the Common Shares are sold. Proceeds of the sale will be forwarded by the Agent to the Participant within 30 days after receipt of the Participant's request to sell. If after taking into account all taxes, fees, expenses and charges, there are no proceeds from a sale, the Agent shall so notify the selling Participant.

  The Agent may, at its discretion, aggregate and sell a Participant's whole and fractional shares with those of other Participants. The proceeds to such Participant, in each case, will be the average sales price per share of all shares so aggregated and sold multiplied by the number of whole and fractional Common Shares sold by the Participant, less the Participant's pro rata share of any brokerage commissions, withholding taxes, transfer taxes and other costs of sale.

TERMINATION OF PARTICIPATION

  A Participant may terminate participation in the Plan at any time by notifying the Agent in writing. Unless the termination notice is received by the Agent by the Submission Deadline for any particular distribution, it cannot be processed until after reinvestments made from that distribution has been completed and credited to the Participant's Account. The Company may waive the Submission Deadline with respect to any particular late termination request. All distributions with a Record Date after timely receipt of notice for termination will be sent directly to the Participant. The Agent may also terminate the Participant's Account by notice in writing mailed to the Participant.

  Once termination has been effected, the Agent will issue to the Participant, without charge, certificates for the whole Common Shares held in the Participant's Account or, if so requested, sell the whole Common Shares held under the Plan, deduct brokerage commissions, withholding taxes, transfer taxes and a $10.00 service charge and deliver the proceeds to the Participant. The value of the Participant's interest in any fractional Common Share (determined by reference to the closing price for the Common Shares on the NYSE on the date on which the termination is effected) and any uninvested distribution held in his account at termination will be paid by check, less the Participant's share of any related expense and the above mentioned service charge. If the termination of participation is the result of termination of the Plan, the Agent will waive the $10 service charge.

  If a Participant disposes of all Common Shares, Preferred Shares or Units registered in their name on the books of the Company or Operating Partnership, as applicable, but does not give notice of termination under the Plan, the Agent may continue to reinvest the distributions on the Common Shares under the Plan until otherwise directed.

  A Participant who changes his or her address must notify the Agent immediately. If a Participant changes residences to a state where the Common Shares offered pursuant to the Plan are not registered or exempt from registration under applicable securities laws, the Company may deem the Participant to have terminated participation in the Plan.

  A former participant may re-elect to participate at any time. However, the Agent has the right to reject any Enrollment Form on the grounds of excessive joining and withdrawing.

SHARE DISTRIBUTIONS, SHARE SPLITS AND SHAREHOLDER RIGHTS OFFERINGS

  Any share distributions or share splits distributed by the Company on Common Shares held by the Agent for the Participant will be credited to the Participant's Account based on the number of Common Shares held in the Participant's Account. In the event the Company makes available to its Shareholders rights to purchase additional Common Shares or other securities, the Participant will receive appropriate instructions in connection with all such rights directly from the Agent in order to permit a Participant to determine what action they desire to take.

AGENT'S RESPONSIBILITIES

  The Agent shall not be liable hereunder for any act done in good faith, or for any good faith omission to act, including without limitation, any claims of liability (1) arising out of failure to terminate any Participant's Account upon such Participant's death prior to receipt of notice in writing of such death or (2) with respect to the prices at which Common Shares are purchased or sold for the Participant's Account and the times such purchases or sales are made.

  All notices from the Agent to a Participant will be mailed to the Participant's last address of record, which will satisfy the Agent's responsibility to give notice.

TERMINATION OF THE PLAN

  The Company reserves the right to suspend or terminate the Plan in whole or part at any time. The Company may also suspend, terminate or refuse participation in the Plan to any person at any time for any reason. Notice will be sent to Participants of any suspension or termination as soon as practicable after such action by the Company.

AMENDMENTS TO THE PLAN

  The Plan may be amended or supplemented by the Company at any time or times, including the period between a Record Date and the related Distribution Payment Date. Notice of any amendments will be sent to Participants as soon as practicable after such action by the Company. Any amendment or supplement shall conclusively be deemed to be accepted by the Participant unless, prior to the effective date thereof, the Agent receives written notice of termination of the Participant's Account.

APPLICABLE LAW

  The terms and conditions of the Plan and its operation shall be governed by the internal laws of the State of New York.

INTERPRETATION AND REGULATION OF THE PLAN

  THE COMPANY HAS THE RIGHT, WITHOUT NOTICE TO PARTICIPANTS, TO INTERPRET AND REGULATE THE PLAN AND TAKE SUCH ACTION AS IT DEEMS NECESSARY OR DESIRABLE IN CONNECTION WITH ITS OPERATION. ANY SUCH INTERPRETATION, REGULATION OR ACTION SHALL BE CONCLUSIVE. Neither the Company, the Operating Partnership nor the Agent, in administering, interpreting or performing their duties under the Plan, will be liable for any act committed or omitted in good faith, including, without limitation, any act giving rise to a claim of liability arising from (i) the times and prices at which Common Shares are purchased or sold for a Participant's Account or (ii) fluctuations in the market price of the Common Shares.

INQUIRIES ABOUT THE PLAN

  All terminations, withdrawals, sale of shares, change of addresses and questions regarding the Plan, a Participant's Account, and the Discount Rate should be directed to:

  Westfield America, Inc. Dividend Reinvestment Plan
  c/o American Stock Transfer & Trust Co.
  Dividend Reinvestment Department
  40 Wall Street
  New York, New York 10005
  1-800-278-4353

  or

  Westfield America, Inc.
  Dividend Reinvestment Plan
  11601 Wilshire Blvd., 12th Floor
  Los Angeles, California 90025
  Telephone: (310) 478-4456
  Facsimile: (310)

                                   GLOSSARY

  "Agent" means the administrator of the Plan, as of the date of this Plan.

  "Beneficial Owner" means a Shareholder who beneficially owns Common Shares that are registered in a name other than such Shareholder's name, such as in the name of a broker, bank or other nominee.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Commission" means the Securities and Exchange Commission.

  "Common Shares" means the common shares, $.01 par value, of the Company.

  "Company" means Westfield America, Inc.

  "Discount Rate" means a discount ranging from 0% to 5% from the per share Market Price for Distribution Reinvestments on newly issued Common Shares purchased by the Agent for the Plan from the Company with reinvested distributions.

  "Distribution Payment Date" means the distribution payment date announced by the Company from time to time.

  "Distribution Reinvestment Date" means the date on which the Agent begins Purchasing Common Shares with reinvested distributions.

  "Eligible Holder" means a holder of the Common Shares, and/or the Preferred Shares or Units to the extent provided for by the Company.

  "Enrollment Form" means the form used to appoint the Agent as agent for the Participant, to direct the Company to pay to the Agent such Participant's cash distributions on Participating Securities and Plan Shares, and to direct the Agent to purchase on the Distribution Reinvestment Date additional Common Shares with such distributions.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Market Price for Distribution Reinvestments" means the average of the closing price, computed to four decimal places, of the Common Shares as reported on the NYSE on the five Trading Days prior to the Distribution Payment Date.

  "Minimum Purchase Price" means 95% of the closing price of a Common Share on the NYSE on any applicable Distribution Payment Date.

  "NYSE" means the New York Stock Exchange.

  "Operating Partnership" means Westfield America Limited Partnership.

  "Ownership Limit" means 5.5% of the Company's outstanding capital stock.

  "Participant" means a Record Owner of the Company's Shares or the Operating Partnership's Units who participates in the Plan or the Beneficial Owner of the Company's Shares whose bank, broker or other nominee participates on the Beneficial Owner's behalf.

  "Participating Securities" means all or a specified number of Common Shares, Units or both owned by a Participant.

  "Plan" means the Westfield America, Inc. Distribution Reinvestment Plan, as amended, modified or supplemented from time to time in accordance with its terms.

  "Plan Shares" means all whole and fractional Common Shares credited to a Participant's Plan Account.

  "Preferred Shares" means the Company's preferred shares par value $1.00.

  "Preferred Shareholder" means a holder of any of the Company's Preferred
Shares.

  "REIT" means Real Estate Investment Trust as specified in the Code.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Shareholder of Record" means a Shareholder who owns Common Shares in his or its own name.

  "Shareholders" means owners of the Common Stock of the Company.

  "Submission Deadline" means with respect to any particular Distribution Reinvestment Date 5:00 p.m. New York City time one Trading Day prior to the Record Date for that distribution.

  "Trading Day" means any day other than Saturday, Sunday or a legal holiday on which the NYSE is closed for trading or a day on which the Agent is authorized or obligated by law to close.

  "Units" means Investor Unit Rights issued by the Operating Partnership.

  "Unitholder" means record owners of the Units.

EXECUTION

  To record the adoption of the Plan as of       , 199 , the Company has
caused this Plan to be executed in the name and on behalf of the Company by a duly authorized officer.

                                          WESTFIELD AMERICA, INC.
                                          a Missouri corporation

                                          _____________________________________
                                          By:
                                          Title: